INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of A.T. Cross Company on Form S-8 of our reports dated February 10, 1998, appearing in the Annual Report on Form 10-K of A.T. Cross Company for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 20, 1998